EXHIBIT 99.1
E

Claritev Corporation Reports Second Quarter 2025 Results
–Q2 2025 Revenues of $241.6 million, Net Loss of 62.6 million, and Adjusted EBITDA of $154.0 million (Adjusted EBITDA Margin of 63.8%)
–Full-year 2025 guidance updates to Revenue range (flat to +2% vs. 2024), Free Cash Flow range (usage of $20 million to generation of $20 million for year) and Capital Expenditures ($170 million to $180 million for year)
McLean, VA — August 6, 2025 — Claritev Corporation (“Claritev” or the “Company”) (NYSE: CTEV), a technology, data and insights company focused on making healthcare more affordable, transparent and fair for all, today reported financial results for the second quarter ended June 30, 2025.

“Claritev is truly delivering in the year of The Turn. We returned to growth mode this quarter and continue to focus on driving results with our value added solutions across our expanded vertical and growing market segments. We are demonstrating this with wins ranging from multi-year renewals and white space sales with existing clients, to signing record-sized enterprise subscription deals, to adding new logos and partnerships in key areas.” said Travis Dalton, President and CEO of Claritev.

Mr. Dalton concluded: “Our clarity of purpose to make healthcare more affordable and transparent for all combined with our revitalized and aligned leadership team are powering our transformation forward. It’s working. Our teams are executing with discipline and urgency across our expanded markets including international and connecting our clients with world-class delivery. We make and keep our promises. Our full-year financial guidance is moving in the right direction. Claritev is fit for growth; this is only the beginning, and there’s much more to do.”

Business and Financial Highlights
•Revenues of $241.6 million for Q2 2025, an increase of 3.5%, compared to revenues of $233.5 million for Q2 2024.
•Net loss of $62.6 million for Q2 2025, compared to net loss of $576.7 million for Q2 2024.
•Adjusted EBITDA of $154.0 million for Q2 2025, compared to Adjusted EBITDA of $146.7 million for Q2 2024.
•Net cash provided by operating activities of $61.2 million for Q2 2025, compared to net cash provided by operating activities of $18.5 million for Q2 2024.
•Free Cash Flow of $36.6 million for Q2 2025, compared to Free Cash Flow of $(7.0) million for Q2 2024.
•The Company ended Q2 2025 with $56.4 million of unrestricted cash and cash equivalents on the balance sheet.
•The Company processed approximately $43.8 billion in claim charges during Q2 2025, identifying potential medical cost savings of approximately $6.3 billion.

EXHIBIT 99.1
2025 Financial Guidance1
The Company is updating its full-year 2025 guidance, detailed in the table below:

Financial Metric	FY 2025 Guidance	Updated FY 2025 Guidance
Revenues	(2)% to flat from FY 2024	Flat to +2% from FY 2024
Adjusted EBITDA Margin[1]	62.5% to 63.5%	No Change
Capital expenditures	$155 million to $165 million	$170 million to $180 million
Effective tax rate	25% to 28%	No Change
Free Cash Flow	$(75) million to $(65) million	$(20) million to $20 million
Conference Call Information

The Company will host a conference call today, Wednesday, August 6, 2025 at 8:00 a.m. U.S. Eastern Time (ET) to discuss its financial results. To join the conference call, please pre-register using the following link at least ten minutes before the call begins: https://www.netroadshow.com/events/login?show=3b69aeaa&confId=84575 . Upon registration, you will receive a calendar invitation with call access details and a unique pin.
A live webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at investors.claritev.com/events-and-presentations. Participants should join the webcast ten minutes prior to the start of the conference call. This earnings press release and a supplemental slide deck will also be available on this section of the Company’s website.
For those unable to listen to the live conference call, a replay will be available approximately two hours after the call through the archived webcast on the Investor Relations section of the Company’s website. For those requiring operator assistance please dial (404) 975-4839 or (833) 470-1428. The access code is 014186.
About Claritev

Claritev, formerly known as MultiPlan, is a healthcare technology, data and insights company focused on delivering affordability, transparency and quality to the U.S. healthcare system. Led by a team of deeply experienced associates, data scientists, and innovators, Claritev provides cutting-edge solutions and services fueled by over 40 years of claims processing data. Claritev leverages world-class technology and AI to power a robust enterprise platform that delivers meaningful insights to drive affordability and price transparency, and optimizes networks and benefits design in healthcare. By developing purpose-built solutions that support all key stakeholders - including payors, employers, patients, providers, and third parties - Claritev is dedicated to making healthcare more accessible and affordable for all.

Claritev serves more than 700 healthcare payors, over 100,000 employers, 60 million consumers, and 1.4 million contracted providers. For more information, visit claritev.com.

1 We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP (as defined below) measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

EXHIBIT 99.1

Investor Relations Contacts
Jason Wong
SVP, Treasury & Investor Relations
Claritev
866-909-7427
investor@claritev.com
Shawna Gasik
AVP, Investor Relations
Claritev
866-909-7427
investor@claritev.com

Media Relations Contact
Pamela Walker
VP, Marketing & Communication
Claritev
781-895-3118
press@claritev.com

Forward Looking Statements

This press release includes statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this press release, including, but not limited to, statements relating to our ability to deliver anticipated results; our ability to successfully implement our transformation plan; the execution of our international expansion plan; our 2025 outlook and guidance; and the long-term prospects of the Company. Such forward-looking statements are based on available current market information and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that these forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include: loss of our clients, particularly our largest clients; the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; our ability to enter new lines of business and broaden the scope of our services; the loss of key members of our management team or inability to maintain sufficient qualified personnel; our ability to continue to attract, motivate and retain a large number of skilled employees, and adapt to the effects of inflationary pressure on wages; trends in the U.S. healthcare system, including recent trends of unknown duration of reduced healthcare utilization and increased patient financial responsibility for services; effects of competition; effects of pricing pressure; the inability of our clients to pay for our services; changes in our industry and in industry standards and technology; adverse outcomes related to litigation or governmental proceedings; interruptions or security breaches of our information technology systems and other cybersecurity attacks; our ability to maintain the licenses or right of use for the software we use; our ability to protect proprietary information, processes and applications; our inability to expand our network infrastructure; inability to preserve or increase our existing market share or the size of our preferred provider organization networks; decreases in discounts from providers; pressure to limit access to preferred provider networks; changes in our regulatory environment, including healthcare law and regulations; the expansion of

EXHIBIT 99.1
privacy and security laws; heightened enforcement activity by government agencies; our ability to obtain additional financing; our ability to pay interest and principal on our notes and other indebtedness; lowering or withdrawal of our credit ratings; changes in accounting principles or the incurrence of impairment charges; the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors; other factors disclosed in our Securities and Exchange Commission (“SEC”) filings; and other factors beyond our control.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other documents filed or to be filed with the SEC by us. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted cash conversion ratio. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted cash conversion ratio are supplemental measures of Claritev’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net (loss) income, cash flows or any other measures of performance prepared in accordance with GAAP.

EBITDA represents net (loss) income before interest expense, interest income, income tax provision (benefit), depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.

In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.

We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

EXHIBIT 99.1
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

Claritev’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Statements of Cash Flows. Unlevered Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, plus cash interest paid, all as disclosed in the Statements of Cash Flows. Free Cash Flow and Unlevered Free Cash Flow are measures of our operational performance used by management to evaluate our business after purchases of property and equipment and, in the case of Unlevered Free Cash Flow, prior to the impact of our capital structure. Free Cash Flow and Unlevered Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, Claritev’s definitions of Free Cash Flow and Unlevered Free Cash Flow are limited, in that they do not represent residual cash flows available for discretionary expenditures, due to the fact that the measures do not deduct the payments required for debt service, in the case of Unlevered Free Cash Flow, and other contractual obligations or payments made for business acquisitions.

Adjusted cash conversion ratio is defined as Unlevered Free Cash Flow divided by Adjusted EBITDA. Claritev believes that the presentation of the Adjusted cash conversion ratio provides useful information to investors because it is an financial performance measure that shows how much of its Adjusted EBITDA Claritev converts into Unlevered Free Cash Flow.

EXHIBIT 99.1
CLARITEV CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$56,390	$16,848
Restricted cash	10,898	12,824
Trade accounts receivable, net	123,579	89,758
Prepaid expenses	26,241	20,493
Prepaid taxes	—	6,747
Unbilled Independent Dispute Resolution fees, net	18,993	21,850
Other current assets, net	11,037	6,995
Total current assets	247,138	175,515
Property and equipment, net	308,358	292,649
Operating lease right-of-use assets	15,056	16,097
Goodwill	2,403,140	2,403,140
Other intangibles, net	2,054,381	2,226,323
Other assets, net	43,907	37,103
Total assets	$5,071,980	$5,150,827
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$43,431	$86,327
Accrued interest	100,254	55,532
Accrued taxes	10,909	—
Operating lease obligation, short-term	4,466	4,385
Current portion of long-term debt	14,690	13,250
Accrued compensation	37,982	33,690
Other accrued expenses	41,410	20,606
Total current liabilities	253,142	213,790
Long-term debt	4,533,078	4,509,725
2025 revolving credit facility	80,000	—
Operating lease obligation, long-term	17,207	13,857
Private Placement Warrants and Unvested Founder Shares	—	—
Deferred income taxes	225,877	325,834
Other liabilities	2,584	3,599
Total liabilities	5,111,888	5,066,805
Commitments and contingencies (Note 7)
Shareholders’ equity:
Shareholder interests
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.0001 par value — 1,500,000,000 shares authorized; 17,214,985 and 16,930,827 issued; 16,472,126 and 16,187,968 shares outstanding as of June 30, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	2,383,854	2,372,954
Accumulated other comprehensive loss	(5,934)	(5,063)
Retained deficit	(2,279,097)	(2,145,138)
Treasury stock — 742,859 and 742,859 shares	(138,733)	(138,733)
Total shareholders’ equity	(39,908)	84,022
Total liabilities and shareholders’ equity	$5,071,980	$5,150,827

EXHIBIT 99.1
CLARITEV CORPORATION
Unaudited Condensed Consolidated Statements of Loss and Comprehensive Loss
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$241,570	$233,476	$472,900	$467,984
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	60,823	61,369	121,259	121,446
General and administrative expenses	52,937	34,551	103,572	69,408
Depreciation	25,261	21,811	49,807	42,800
Amortization of intangible assets	85,971	85,971	171,942	171,942
Loss on impairment of goodwill and intangible assets	—	553,701	—	1,072,751
Total expenses	224,992	757,403	446,580	1,478,347
Operating income (loss)	16,578	(523,927)	26,320	(1,010,363)
Interest expense	99,746	81,129	191,382	163,327
Interest income	(323)	(551)	(811)	(1,477)
Transaction costs - Refinancing Transaction	87	—	7,879	—
Loss (gain) on extinguishment of debt	—	—	670	(5,913)
Gain on change in fair value of Private Placement Warrants and Unvested Founder Shares	—	(259)	—	(389)
Net loss before taxes	(82,932)	(604,246)	(172,800)	(1,165,911)
Benefit for income taxes	(20,292)	(27,519)	(38,841)	(49,495)
Net loss	$(62,640)	$(576,727)	$(133,959)	$(1,116,416)

Weighted average shares outstanding – Basic and Diluted(1)	16,453,896	16,116,996	16,364,573	16,137,493

Net loss per share – Basic and Diluted(1)	$(3.81)	$(35.78)	$(8.19)	$(69.18)

Net loss	(62,640)	(576,727)	(133,959)	(1,116,416)
Other comprehensive income:
Change in unrealized gains (losses) on interest rate swaps, net of tax	753	2,115	(871)	10,657
Comprehensive loss	$(61,887)	$(574,612)	$(134,830)	$(1,105,759)
(1) Shares and net loss per share have been retroactively adjusted for all periods presented to reflect the one-for-forty (1-for-40) reverse stock split that became effective on September 20, 2024.

EXHIBIT 99.1
CLARITEV CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2025	2024
Operating activities:
Net loss	$(133,959)	$(1,116,416)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	49,807	42,800
Amortization of intangible assets	171,942	171,942
Amortization of the right-of-use asset	1,809	2,330
Loss on impairment of goodwill and intangible assets	—	1,072,751
Stock-based compensation	13,035	13,011
Deferred income taxes	(99,682)	(97,024)
Non-cash interest costs	29,036	5,818
Loss (gain) on extinguishment of debt	670	(5,913)
Loss on disposal of property and equipment	480	130
Loss on disposal of leases	5,006	—
Gain on change in fair value of Private Placement Warrants and Unvested Founder Shares	—	(389)
Changes in assets and liabilities:
Accounts receivable, net	(33,821)	(4,862)
Prepaid expenses and other assets	(7,631)	(22,747)
Prepaid taxes	6,747	1,364
Operating lease obligation	(2,354)	(2,440)
Accounts payable, accrued interest, accrued taxes, accrued expenses, and other	30,096	7,832
Net cash provided by operating activities	31,181	68,187
Investing activities:
Purchases of property and equipment	(63,489)	(55,989)
Net cash (used in) investing activities	(63,489)	(55,989)
Financing activities:
Repayments of Term Loan	(3,674)	(6,625)
Repurchase of Senior Convertible PIK Notes	—	(14,886)
Taxes paid on settlement of vested share awards	(2,884)	(3,355)
Borrowings on 2025 revolving credit facility	130,000	—
Repayment of 2025 revolving credit facility	(50,000)	—
Purchase of treasury stock	—	(10,370)
Payment of debt issuance costs	(4,267)	—
Proceeds from issuance of common stock under Employee Stock Purchase Plan	749	713
Net cash provided by (used in) financing activities	69,924	(34,523)
Net increase (decrease) in cash, cash equivalents and restricted cash	37,616	(22,325)
Cash, cash equivalents and restricted cash at beginning of period	29,672	81,494
Cash, cash equivalents and restricted cash at end of period	$67,288	$59,169

Cash and cash equivalents	$56,390	$48,767
Restricted cash	10,898	10,402
Cash, cash equivalents and restricted cash at end of period	$67,288	$59,169

Noncash investing and financing activities:
Purchases of property and equipment not yet paid	$15,027	$14,937
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$5,316	$—
PIK Interest Added to Long Term Debt Principal	$(26,029)	$—
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(117,510)	$(158,395)
Income taxes, net of refunds	$(43,977)	$(34,083)

EXHIBIT 99.1
CLARITEV CORPORATION
Calculation of EBITDA and Adjusted EBITDA
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024

Net loss	$(62,640)	$(576,727)	$(133,959)	$(1,116,416)
Adjustments:
Interest expense	99,746	81,129	191,382	163,327
Interest income	(323)	(551)	(811)	(1,477)
Benefit for income taxes	(20,292)	(27,519)	(38,841)	(49,495)
Depreciation	25,261	21,811	49,807	42,800
Amortization of intangible assets	85,971	85,971	171,942	171,942
Non-income taxes	563	580	1,116	1,108
EBITDA	$128,286	$(415,306)	$240,636	$(788,211)
Adjustments:
Other expenses, net (1)	6,690	426	9,454	1,067
Loss on disposal of assets, including right-of-use assets	1,809	—	5,476	—
Integration expenses	133	791	513	1,144
Change in fair value of Private Placement Warrants and Unvested Founder Shares	—	(259)	—	(389)
Transformation costs (2)	7,925	—	15,653	—
Transaction costs - Refinancing Transaction	87	—	7,879	—
Loss (Gain) on extinguishment of debt	—	—	670	(5,913)
Loss on impairment of goodwill and intangible assets	—	553,701	—	1,072,751
Stock-based compensation, including cRSUs	9,098	7,317	15,816	13,011
Adjusted EBITDA	$154,028	$146,670	$296,097	$293,460
(1) "Other expenses, net" represents miscellaneous non-recurring expenses, impairment of other assets, tax penalties, non-integration related severance costs, and implementation costs for cloud computing arrangements.
(2) "Transformation costs" represents costs directly associated with our multi-year transformation program which include personnel costs as well as non-recurring and duplicative costs.

EXHIBIT 99.1
CLARITEV CORPORATION

Calculation of Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024

Net cash provided by operating activities	$61,237	$18,471	$31,181	$68,187
Purchases of property and equipment	(24,623)	(25,445)	(63,489)	(55,989)
Free Cash Flow	36,614	(6,974)	(32,308)	12,198
Interest paid	35,507	97,653	117,510	158,395
Unlevered Free Cash Flow(1)	$72,121	$90,679	$85,202	$170,593

Adjusted EBITDA	$154,028	$146,670	$296,097	$293,460
Adjusted Cash Conversion Ratio	47%	62%	29%	58%

Net cash (used in) investing activities	(24,623)	(25,445)	(63,489)	(55,989)
Net cash (used in) financing activities	(3,226)	(3,035)	69,924	(34,523)
(1) Includes $0.1 million and $60.2 million cash paid for fees associated with the refinancing transaction during the three and six months ended June 30,2025